EXHIBIT 99.3
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                               PRODUCTION PAYMENT
                           PURCHASE AND SALE AGREEMENT


                                     between


                       PIONEER NATURAL RESOURCES USA, INC.
                                       AND
                     PIONEER NATURAL RESOURCES PROPERTIES LP


                                   as Seller,


                                       and


                        ROYALTY ACQUISITION COMPANY, LLC

                                    as Buyer





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                          Dated as of January 26, 2005

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                                TABLE OF CONTENTS

                                                                         Page



ARTICLE I       DEFINITIONS AND REFERENCES................................1

    SECTION 1.01.      Definitions........................................1

    SECTION 1.02.      References, Gender, Number.........................5

ARTICLE II      SALE AND PURCHASE.........................................5

ARTICLE III     CONSIDERATION AND PAYMENT.................................6

    SECTION 3.01.      Consideration and Purchase Price...................6

    SECTION 3.02.      Payment Instructions...............................6

ARTICLE IV      REPRESENTATIONS AND WARRANTIES............................6

    SECTION 4.01.      Representations and Warranties of Seller...........6

    SECTION 4.02.      Representations and Warranties of Buyer...........11

ARTICLE V       LETTER OF CREDIT.........................................12

    SECTION 5.01.      Letter of Credit..................................12

ARTICLE VI      ADJUSTMENT OF SCHEDULED QUANTITIES.......................13

    SECTION 6.01.      Additional Definitions............................13

    SECTION 6.02.      Covenant to Amend Conveyance......................14

ARTICLE VII     COVENANTS OF SELLER AND BUYER............................16

    SECTION 7.01.      Public Announcements..............................16

    SECTION 7.02.      Buyer's Mortgage..................................16

    SECTION 7.03.      Survival Past Closing.............................16

    SECTION 7.04.      Reasonable Cooperation............................16

    SECTION 7.05.      Preferential Purchase Rights......................17

ARTICLE VIII    CLOSING CONDITIONS.......................................17

    SECTION 8.01.      Seller's Closing Conditions.......................17

    SECTION 8.02.      Buyer's Closing Conditions........................18

ARTICLE IX      CLOSING..................................................19

     SECTION 9.01.     Closing...........................................19

     SECTION 9.02.     Seller's Closing Obligations......................19

     SECTION 9.03.     Buyer's Closing Obligations.......................20

ARTICLE X       ASSUMPTION AND INDEMNIFICATION...........................20

     SECTION 10.01.    Covered Liabilities...............................20


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                                TABLE OF CONTENTS
                                   (continued)

                                                                        Page


     SECTION 10.02.    Indemnification by Seller.........................21

     SECTION 10.03.    Third Party Claims................................21

ARTICLE XI      MISCELLANEOUS............................................22

    SECTION 11.01.     Counterparts......................................22

    SECTION 11.02.     Governing Law; Consent to Jurisdiction............22

    SECTION 11.03.     WAIVER OF JURY TRIAL..............................23

    SECTION 11.04.     Entire Agreement..................................24

    SECTION 11.05.     Excluded Taxes and Expenses.......................24

    SECTION 11.06.     Notices...........................................24

    SECTION 11.07.     Successors and Assigns............................24

    SECTION 11.08.     Headings..........................................25

    SECTION 11.09.     Amendments and Waivers............................25

    SECTION 11.10.     Schedules and Exhibits............................25

    SECTION 11.11.     Interpretation....................................25

    SECTION 11.12.     Agreement for the Parties' Benefit Only...........26

    SECTION 11.13.     Severability......................................26

    SECTION 11.14.     No Retained Liens.................................26

    SECTION 11.15.     Confidentiality...................................26

    SECTION 11.16.     Limitations on Damages............................26

    SECTION 11.17.     Tax Treatment.....................................26

    SECTION 11.18.     No Recourse.......................................27




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                               TABLE OF CONTENTS

                                    SCHEDULES


Schedule 3.02       -    Payment Transfer Instructions
Schedule 4          -    Disclosures
Schedule 8.02D(1)   -    Seller's Opinion of Counsel
Schedule 8.02D(2)   -    Seller's Opinion of Special Counsel
                         Thompson & Knight LLP
Schedule 8.02E      -    Affidavit of Non-Foreign Status
Schedule 8.02F      -    Insurance


                                EXHIBITS


Exhibit A           -    Form of Novation Agreement
Exhibit B           -    Form of Marketing Agreement
Exhibit C           -    Form of Pioneer Guaranty
Exhibit D           -    Form of Letter of Credit Demand Certificate
Exhibit E           -    Form of Conveyance of Term Overriding Royalty Interest



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                 PRODUCTION PAYMENT PURCHASE AND SALE AGREEMENT

     THIS PRODUCTION PAYMENT PURCHASE AND SALE AGREEMENT (herein referred to as this "Agreement"), dated as of January 26, 2005, by and between Pioneer Natural Resources USA, Inc., a Delaware corporation and Pioneer Natural Resources Properties LP, a Delaware limited partnership (herein, together with their successors and permitted assigns, each individually and collectively referred to as "Seller"), and Royalty Acquisition Company, LLC, a Delaware limited liability company (herein, together with its successors and permitted assigns, referred to as "Buyer"),

                                   WITNESSETH:

     WHEREAS, Seller intends to sell to Buyer, and Buyer intends to purchase from the Seller, a Production Payment consisting of a term overriding royalty interest in certain mineral properties described herein, upon the terms and subject to the conditions described herein; and

     WHEREAS, the purchase price payable hereunder for the Production Payment takes into account the estimated present value of Buyer's future severance and ad valorem tax obligations in respect of the Production Payment, in consideration of Seller's promise to pay such taxes as they become due in the future; and

     WHEREAS, the performance of each obligation of each Seller hereunder and under the Related Agreements shall be guaranteed by Pioneer Natural Resources Company;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I
                           DEFINITIONS AND REFERENCES

SECTION 1.01.     Definitions.

     Unless the context otherwise requires, each defined term shall be equally applicable both to the singular and the plural forms of the term so defined. When used in this Agreement, the following terms have the following meanings:

     "Action"  shall  mean  any  action,  claim,  suit,  arbitration,   inquiry,
proceeding, investigation, condemnation or audit by or before any court or other Governmental Authority or any arbitrator or panel of arbitrators.

     "Affiliate" shall have the meaning given to such term in the Conveyance.

     "Approved Investment Grade" shall have the meaning given to such term in the Conveyance.

     "Business" shall mean the ownership, maintenance, development and operation of the Subject Interests and the gathering, delivery, and sale of Hydrocarbons produced therefrom.

     "Buyer Party" means Buyer, its owners, investors and lenders, any provider of commodity or interest rate hedging products to Buyer, and their respective successors and permitted assigns.

     "Cash Purchase Price" shall be as defined in Section 3.01.

     "Closing"  shall be the  consummation  of the  transaction  contemplated by
Article IX.

     "Closing Date" shall mean (a) January 26, 2005, or (b) such other date as may be mutually agreed to by Seller and Buyer in writing.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto, together with all regulations promulgated thereunder.

     "Conveyance" shall be as defined in Section 8.01.

     "Covered Liabilities" shall be as defined in Section 10.01.

     "Defensible Title" shall mean such title as enables Seller to correctly, accurately and truthfully make the representations in Section 6.3 of the Conveyance.

     "Environmental Laws" shall mean all Laws that relate to (a) the prevention, abatement or elimination of pollution, or the protection of the environment or natural resources, (b) the generation, handling, treatment, storage, disposal, release or transportation of waste materials or hazardous or toxic substances, or (c) the regulation of or exposure to hazardous, toxic or other substances alleged to be harmful, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq.; the Federal Water Pollution Control Act (Clean Water Act), 33 U.S.C. ss. 1251, et seq.; the Clean Air Act, 42 U.S.C. ss. 7401, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1471, et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq.; the Oil Pollution Act, 33 U.S.C. ss. 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss. 11001, et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f through 300j; and the Endangered Species Act, 16 U.S.C. ss. 1531, et seq.; and all similar Laws of any Governmental Authority having jurisdiction over the property in question.

     "Fee Letter" shall mean the fee letter dated the Closing Date between Pioneer Natural Resources USA, Inc. and Wachovia Capital Markets LLC.

     "Gas" shall have the meaning given to such term in the Conveyance.

     "Governmental Authority" shall have the meaning given to such term in the Conveyance.

     "Guarantor" means Pioneer, its permitted successors and assigns under the Pioneer Guaranty.


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     "Hazardous  Materials"  shall mean (a) any  substance  or material  that is listed, defined or otherwise designated as a "toxic substance," "hazardous substance" or "hazardous waste" under any Environmental Law, including Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, (b) any radioactive material, asbestos or polychlorinated biphenyls and (c) any other chemical, substance or waste that is regulated under any Environmental Law.

     "Hydrocarbons" shall have the meaning given to such term in the Conveyance.

     "Imbalance" means, without  duplication,  the sum (expressed in barrels) of
(a) the aggregate make-up, prepaid, or other volumes of Oil that are attributable to or could burden the Production Payment and that Sellers are obligated as of the Closing Date, on account of prepayment, advance payment, take-or-pay, gas balancing or similar obligations, to deliver from the Subject Interests after the Closing Date and (b), to the extent such obligations burden the Production Payment or Buyer could incur any liability therefor as a result of the transaction contemplated hereby and the same are not covered by clause
(a) above, the aggregate pipeline or processing plant imbalances or over deliveries for which Seller is obligated to pay or deliver Hydrocarbons or cash to any pipeline, gatherer, transporter, processor, co-owner, or purchaser in connection with any Hydrocarbons attributable to the Production Payment.

     "Indemnified Parties" shall be as defined in Section 10.02.

     The term "knowledge" when used with reference to a particular fact, circumstance or condition: (a) in the case of either Seller, shall mean (i) the actual knowledge of any director or officer of such Seller or any Affiliate of such Seller or (ii) the actual knowledge of any director, officer or employee of either Seller or any Affiliate of such Seller involved in the negotiation of, any analysis or due diligence in connection with this Agreement; and (b) in the case of Buyer, shall mean the actual knowledge of any director, officer or employee of Buyer or any Affiliate of Buyer involved in the negotiation of this Agreement.

     "Law" shall mean any applicable statute, law, ordinance, regulation, rule, ruling, order, restriction, requirement, writ, injunction, decree, or other official act of or by any Governmental Authority.

     "Marketing Agreement" shall be as defined in Section 8.01.

     "Month" shall mean the one-month period beginning at 9:00 a.m., Central Time, on the first day of a calendar month and ending at 9:00 a.m., Central Time, on the first day of the following calendar month.

     "Moody's" shall have the meaning given to such term in the Conveyance.

     "Net Revenue Interest" shall have the meaning given to such term in the Conveyance.

     "Novation Agreement" shall be as defined in Section 8.01.

     "Oil" shall have the meaning given to such term in the Conveyance.


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     "PDNP reserves" shall mean proved, developed, non-producing reserves of Gas or Oil as shown on the Reserve Report.

     "PDP reserves" shall mean proved, developed, producing reserves of Gas or Oil as shown on the Reserve Report.

     "Permits" shall mean all licenses, permits, certificates, orders, approvals, franchises, exemptions, variances, waivers and authorizations of any Governmental Authority, including applications therefor, necessary or required to own and operate the Subject Interests and conduct the Business (including those required by Environmental Laws).

     "Permitted Encumbrances" shall have the meaning provided in the Conveyance.

     "Person" shall mean any Governmental Authority or any individual, firm, partnership, corporation, joint venture, trust, unincorporated organization, or other entity or organization.

     "Petroleum Engineer" shall mean Netherland, Sewell & Associates, Inc. and any other nationally recognized reserve engineering firm that audits Sellers' oil and gas reserves for Securities and Exchange Commission reporting purposes.

     "Pioneer" shall mean Pioneer Natural Resources Company.

     "Pioneer Guaranty" shall be as defined in Section 8.02.

     "Pioneer LP" means Pioneer Natural Resources Properties LP, a Delaware limited partnership.

     "Pioneer USA" means Pioneer Natural Resources USA, Inc., a Delaware corporation.

     "Preference Right" shall mean any right or agreement that enables or may enable any Person to purchase or acquire any Subject Interest or any interest therein or portion thereof as a result of the conveyance, sale, assignment, mortgage or other transfer of the Production Payment or any interest therein or portion thereof.

     "Production Payment" shall have the meaning given to such term in the Conveyance.

     "Production Payment Documents" shall mean this Agreement and the Related Agreements.

     "Production Purchaser" and "Production Sales Contract" shall have the meanings given to such terms in the Marketing Agreement.

     "PUD reserves" shall mean proved, undeveloped reserves as shown on the Reserve Report.

     "Related Agreements" shall mean the Conveyance, the Marketing Agreement, the Pioneer Guaranty and the Novation Agreement.


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     "Reserve  Report" shall mean the reserve report with respect to the Subject
Interests audited or prepared by the Petroleum Engineer and delivered to the Royalty Owner concurrently herewith.

     "S&P" shall have the meaning given to such term in the Conveyance.

     "Subject Interests" shall have the meaning given to such term in the Conveyance.

     "Subject Wells" shall have the meaning given to such term in the Conveyance.

     "Taxes" shall have the meaning given to such term in the Conveyance.

     "Title Failure" shall mean a breach of any of Seller's representations and warranties in Section 6.3 of the Conveyance shall have occurred.

     "Transfer Requirement" shall mean any consent, approval, authorization or permit of, or filing with or notification to, any Person which must be obtained, made or complied with for or in connection with the conveyance of the Production Payment or any portion thereof in order (a) for such conveyance to be effective,
(b) to prevent any termination, cancellation, default, acceleration, or change in terms (or any right thereof from arising) under any terms, conditions, or provisions of any Subject Interest (or of any agreement, instrument, or obligation relating to or burdening any Subject Interest) as a result of such conveyance, or (c) to prevent the creation or imposition of any lien, charge, penalty, restriction, security interest or encumbrance on or with respect to the Production Payment or the Subject Interests as a result of such conveyance; provided, however, that a Preference Right shall not be a Transfer Requirement.

SECTION 1.02.     References, Gender, Number.

     All references in this Agreement to an "Article," "Section," "Subsection," "Exhibit," or "Schedule" shall be to the specified Article, Section, or Subsection of, or the specified Appendix, Exhibit or Schedule to, this Agreement, unless the context requires otherwise. Unless the context otherwise requires, the words "this Agreement," "hereof," "hereunder," "herein," and "hereby" and words of similar import shall refer to this Agreement as a whole and not to a particular Article, Section, Subsection, clause, or other subdivision hereof. Whenever the context requires, the words used herein shall include the masculine, feminine, and neuter gender, and the singular and the plural. Defined terms used herein not defined herein shall have the meaning provided in the Conveyance.

                                   ARTICLE II
                                SALE AND PURCHASE

     On the terms and conditions of this Agreement, Sellers agree to sell and convey to Buyer, and Buyer agrees to purchase from Sellers, the Production Payment.


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



                                  ARTICLE III
                            CONSIDERATION AND PAYMENT

SECTION 3.01.     Consideration and Purchase Price.

     In consideration for and concurrently with the sale and conveyance of the Production Payment to Buyer, Buyer shall (a) enter into the Novation Agreement in order to assume the liabilities and duties (and acquire the rights) of Pioneer USA under the hedging transactions described therein, and (b) pay to the Sellers jointly in accordance with the terms hereof the aggregate sum of $317,451,718.80 (herein referred to as the "Cash Purchase Price").

SECTION 3.02.     Payment Instructions.

     At the Closing, Buyer shall wire transfer the Purchase Price in immediately available funds to Seller, as directed in Schedule 3.02.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.     Representations and Warranties of Seller.

     Pioneer USA and Pioneer LP jointly and severally represent and warrant to Buyer as of the date hereof and as of the Closing Date as follows:

     A. Organization and Qualification. Pioneer USA is a corporation and Pioneer LP is a limited partnership duly formed, validly existing, and in good standing under the Laws of the State of Delaware and has the requisite legal power to carry on its business as it is now being conducted. Each Seller is duly qualified to do business, and is in good standing, as applicable, in each jurisdiction in which it owns any Subject Interests.

     B. Authority. Each Seller has all requisite legal power and authority to execute, deliver and perform its obligations under this Agreement and each of the Related Agreements to which it is a party. The execution, delivery and performance of this Agreement and each of the Related Agreements to which such Seller is a party and the transactions contemplated hereby or thereby have been duly and validly authorized by all requisite action on the part of each Seller.

     C. Enforceability. This Agreement constitutes, and upon execution and delivery by each Seller of each of the Related Agreements to which it is a party, each of such Related Agreements will constitute, a valid and binding agreement of such Seller, enforceable in accordance with its terms, subject to
(i) applicable bankruptcy, insolvency, reorganization, moratorium, and other similar Laws of general application with respect to creditors and (ii) general principles of equity. Upon execution and delivery by each Seller of the Conveyance and Buyer's payment of the Purchase Price, the Conveyance will constitute the legal, valid and binding conveyance of the Production Payment out of the Subject Interests and the Production Payment will constitute an interest in real or personal property under applicable state laws owned by Buyer (and not by either Seller) and a "production payment" as defined in Section 101(42A) of the Bankruptcy Code and referred to in Section 541(b)(4)(B) of the Bankruptcy Code.


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     D. No Conflict or  Violation.  Neither the  execution  and delivery of this
Agreement or the Related Agreements nor the consummation of the transactions and performance of the terms and conditions contemplated hereby or thereby by either Seller or Guarantor will (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws, limited partnership agreement (or other similar governing documents) of either Seller or Guarantor, as applicable; (ii) conflict in any material respect with, or be rendered void or ineffective in any way that adversely affects the value of the Production Payment by, any agreement, instrument, or obligation to which either Seller or Guarantor is a party or to which either Seller, Guarantor or the Subject Interests are subject; (iii) subject to the limitations contained in Section 4.01C, violate or be rendered void or ineffective under any Law; or (iv) violate any provision of the Public Utility Holding Company Act of 1935 ("PUHCA"), the Natural Gas Act of 1935 ("NGA"), the Natural Gas Policy Act of 1978 ("NGPA") or any of the regulations promulgated under PUHCA, NGA or NGPA.

     E. Consents. No consent, approval, authorization, or permit of, or filing with or notification to, any Person which, if not obtained or made, would be likely to adversely affect the value of the Production Payment or would be likely to adversely affect in any material respect the use or operation of the Subject Interests or would be likely to interfere in any material respect with the transactions contemplated by this Agreement or the Related Agreements, is required (i) for or in connection with the execution and delivery of this Agreement or any Related Agreement by either Seller or by Guarantor or for or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby or thereby by either Seller or Guarantor, (ii) in order to prevent any change in terms, termination, cancellation, default, or acceleration (or any right thereof from arising) under the terms, conditions, or provisions of any Subject Interest (or of any agreement, instrument, or obligation relating to or burdening any Subject Interest) as a result of such execution, delivery, consummation, or performance, or (iii) in order to prevent the creation or imposition of any lien, charge, penalty, restriction, security interest, or encumbrance on or with respect to any Subject Interest or the Production Payment as a result of such execution, delivery, consummation, or performance.

     F.  Preference  Rights and  Transfer  Requirements.  Except as disclosed in
Schedule 4, the Subject Interests and the Production Payment are not and will not be subject to, and neither Seller nor any Affiliate of either Seller is bound by, any Preference Rights or Transfer Requirements which apply to the Conveyance of the Production Payment to Buyer and which, if not waived or satisfied, would be likely to adversely affect the value of the Production Payment or would be likely to adversely affect in any material respect the use or operation of the Subject Interests or would be likely to interfere in any material respect with the transactions contemplated by this Agreement or the Related Agreements.

     G. Actions; Orders. Except as disclosed in Schedule 4: (i) there are no Actions pending or, to the knowledge of either Seller, threatened which would be likely to adversely affect the value of the Production Payment or would be likely to adversely affect in any material respect the use or operation of the Subject Interests or would be likely to interfere in any material respect with the transactions contemplated by this Agreement or the Related Agreements, and
(ii) there is no judgment or outstanding order, injunction, decree, or award rendered by any Governmental Authority, arbitrator or panel of arbitrators against either Seller or the Subject Interests which would be likely to adversely affect the value of the Production Payment or would be likely to

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



adversely affect in any material respect the use or operation of the Subject Interests or would be likely to interfere in any material respect with the transactions contemplated by this Agreement or the Related Agreements.

     H. Compliance With Laws. Except as disclosed in Schedule 4: (i) the Subject Interests and the Business are in compliance in all material respects with all Laws, (ii) neither Seller has received any notice of any violation or alleged violation (or of any fact or circumstance which with notice or the passage of time or both would constitute a violation) of any Law applicable to the Business or the Subject Interests that would be likely to adversely affect the value of the Production Payment or would be likely to adversely affect in any material respect the use or operation of the Subject Interests or would be likely to interfere in any material respect with the transactions contemplated by this Agreement or the Related Agreements, and (iii) neither Seller nor, to the knowledge of either Seller, any prior operator of the Subject Interests has entered into any currently existing compliance or remediation agreements with any Governmental Authority or filed any currently effective compliance or remediation plans with any Governmental Authority which would be likely to adversely affect the value of the Production Payment or would be likely to adversely affect in any material respect the use or operation of the Subject Interests or would be likely to interfere in any material respect with the transactions contemplated by this Agreement or the Related Agreements.

     I. Permits; Filings. Each Seller holds all material Permits. Except as disclosed in Schedule 4, to either Seller's imputed knowledge: (i) such Permits are in full force and effect and all fees and charges relating thereto have been paid, (ii) each Seller has in all material respects and in a timely manner complied with, and operated the Subject Interests and the Business (to the extent either Seller is the operator thereof) in accordance with, the conditions and provisions of all such Permits, and (iii) no notices of violation have been received by either Seller and no proceedings are pending or threatened that present a material probability of resulting in any modification, revocation, termination, or suspension of any such Permit or of requiring any material corrective or remediation action with respect thereto. To the extent required and to the knowledge of each such Seller, all applications for renewal of such Permits have been timely filed. (As used in this Subsection I and the following Subsection J, "imputed knowledge" means such knowledge that a Seller would, acting as a prudent operator of the Subject Interests be expected to discover or otherwise become aware of in the course of performing its duties as operator for those Subject Interests for which it is operator.)

     J. Compliance With Contracts and Leases. Except as disclosed in Schedule 4, with respect to all material contracts, agreements, leases, and arrangements which are included in the Subject Interests or by which any of the Subject Interests is bound (i) to each Seller's knowledge and to each Seller's imputed knowledge, such material contracts, agreements, leases, and arrangements are in full force and effect; (ii) to the knowledge of each Seller there are no material violations or breaches thereof and no existing facts or circumstances which upon notice or the passage of time or both will constitute a material violation or breach thereof; (iii) no notice of the exercise or attempted exercise of premature termination, price reduction, market-out, or material curtailment has been received by either Seller or any Affiliate of either Seller with respect thereto; (iv) no notice has been received by either Seller or any Affiliate of either Seller that any party thereto intends not to honor its obligations thereunder; and (v) no Seller is participating in any discussions or negotiations regarding modification thereof that would be likely to adversely affect the value of the Production Payment or would be likely to adversely affect in any material respect the use or operation of the Subject Interests or would be likely to interfere in any material respect with the transactions contemplated by this Agreement or the Related Agreements.

     K. Brokerage Fees and Commissions. Neither Seller nor any Affiliate of either Seller has incurred any obligation or entered into any agreement for any investment banking, brokerage, or finder's fee or commission in respect of the transactions contemplated by this Agreement or the Related Agreements for which Buyer shall incur any liability other than fees and expenses referred to in the Fee Letter.

     L. Imbalances. Schedule 4 lists all material Imbalances existing as of the dates shown on such Schedule, and such Imbalances have not increased materially since such dates.

     M. Taxes. Each Seller has, to its knowledge, timely paid all Taxes levied against the Subject Interests, or the production attributable thereto, which are currently due and payable as required by Law, except for any such Taxes that are being contested in good faith by appropriate proceedings.

     N. Reserve Report. Without limiting any of either Seller's obligations under the Related Agreements, neither Seller makes any warranty or representation as to quantity, quality, or recoverability of the Hydrocarbon reserves attributable to the Subject Interests, except that each Seller warrants and represents that (i) the production history data and data on operating history that either Seller provided to the Petroleum Engineer to prepare the Reserve Report are true and correct in all material respects, and in providing the same such Seller did not omit any material information necessary to make such data not misleading in the context in which they were provided, (ii) the aggregated net revenue interests that either Seller provided the Petroleum Engineer with respect to the Subject Interests as a whole correctly represent in all material respects Sellers' Net Revenue Interests in the various Subject Interests, taking into account on an aggregate basis any reductions in Sellers' interests due to either Seller's failure to consent to proposed operations and any anticipated future reductions in either Seller's interests due to the achievement of payouts and similar events, (iii) to each Seller's knowledge, substantially all Subject Wells which were taken into account in such Reserve Report were, and continue to be, producing, (iv) all such Subject Wells are included in or covered by the Property Exhibit attached to the Conveyance, and
(v) such Reserve Report does not cover any PDP, PDNP or PUD reserves other than the PDP, PDNP or PUD reserves attributable to the Subject Interests.

     O. Environmental Matters.

     (1) The Subject Interests, and the operation of the Business are, and, to the knowledge of each Seller, at all times have been, in material compliance with all applicable Environmental Laws, other than past violations that have been settled or corrected and remediated in all material respects and for which no material obligations remain outstanding except those being performed in the ordinary course of business.

     (2) To the knowledge of each Seller,  each Seller and the Subject Interests
(i) are not subject to any consent decree, compliance order, or administrative order issued pursuant to applicable Environmental Laws, and (ii) except for routine matters, have not received any currently pending written request for information, notice of violation, demand letter, administrative inquiry, complaint or claim from any Governmental Authority pursuant to any Environmental Law.

     (3) To the knowledge of each Seller,  the Subject Interests are not subject
to  any  liens  recorded  by  any   Governmental   Authority  under   applicable
Environmental Laws.

     P. Title. Each Seller's representations and warranties in Section 6.3 of the Conveyance are true and correct.

     Q. Subject Wells. All currently existing producing wells attributable to the Subject Interests have been drilled and completed within the limits permitted by lease, contract, pooling, or unit agreement and by Law. To the knowledge of each Seller, all drilling and completion of such wells and all related development and operations have been conducted in material compliance with all Laws and in accordance with industry standards. Except as disclosed in
Schedule 4, to the knowledge of each Seller, no such well is subject to penalties on allowables after the Closing Date because of any overproduction or any other violation of Law.

     R. Status of Seller. Neither Seller is a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code). Neither Seller is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor is either Seller otherwise subject to regulation under or the restrictions of such act. Neither Seller nor the Guarantor is a "public utility company" or a "public utility holding company" or a subsidiary of a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     S. Condition of Subject Interests. The machinery, equipment, tangible personal property, fixtures and improvements used in connection with the Subject Interests are adequate (except for ordinary repairs, replacement and maintenance) to produce the net projected production of PDP reserves (as estimated by the Reserve Report delivered in connection with the Closing).

     T. Information True. No information, statement, or certificate with respect to the Subject Interests furnished by either Seller or Guarantor or any representative, employee, or consultant of either Seller or Guarantor pursuant hereto or in connection with the transactions contemplated hereby and by the Related Agreements, when taken as a whole with all other information provided to Buyer, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein under the circumstances in which they are made not misleading. Neither Seller has knowledge of any fact that has not been disclosed to Buyer which would be likely to adversely affect the value of the Production Payment or would be likely to adversely affect in any material respect the use or operation of the Subject Interests or would be likely to interfere in any material respect with the transactions contemplated by this Agreement or the Related Agreements. The engineering information with respect to the Subject Interests supplied to Buyer by or on behalf of the Sellers was from the Reserve Report delivered pursuant to Section 8.02K hereof.

     U. Bankruptcy. There are no bankruptcy, reorganization, assignment for the benefit of creditors or arrangement proceedings pending against, being contemplated by, or, to the knowledge of either Seller, threatened against either Seller or Guarantor or any of their respective subsidiaries.

     V.  Dedicated  Contracts and Refund  Obligations.  Other than  contracts on
Schedule 4 of this Agreement and other Permitted Encumbrances, no Subject Interest is dedicated or otherwise subject to any contract (other than a contract to which Buyer is a party or a Production Sale Contract approved by Buyer under the Marketing Agreement) for the sale or transportation of Subject Hydrocarbons that would bind Buyer as the owner of such Subject Hydrocarbons. Neither Seller nor, to the knowledge of either Seller, any of their predecessors in title, has received prepayments (including payments for Oil not taken pursuant to "take or pay" or similar contracts) for any Oil to be produced from the Subject Interests after the Closing Date. Neither Seller is, and Buyer as its successor will not be, subject to any kind of refund obligation (other than Imbalances as addressed above) with respect to Oil produced from the Subject Interests prior to the Closing Date.

     W. No Material Adverse Change. From September 30, 2004, to the Closing Date, there has not been any material adverse change (other than normal production, fluctuations in the market prices for Gas and Oil generally, or changes that have otherwise been disclosed to Buyer in Schedule 4 hereto) in the Subject Interests taken as a whole, or to the ability of either Seller or Guarantor to perform their respective obligations under the Related Agreements or the Pioneer Guaranty taken as a whole.

     X. Effective Conveyance of Property Interest. The Conveyance does not constitute an executory contract or unexpired lease within the meaning of
Section 365 of the United States Bankruptcy Code.

     Y. Guarantor. Guarantor is rated BBB- by S&P and Baa3 by Moody's.

     Z. The Sellers have in full force and effect insurance of the type and in the amounts set forth in Schedule 8.02F.

SECTION 4.02.     Representations and Warranties of Buyer.

     Buyer represents and warrants to Seller as follows as of the date hereof and as of the Closing Date:

     A. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware. The execution, delivery and performance by Buyer of this Agreement and the Related Agreements to which it is a party, and of the transactions described herein and therein, have been duly and validly authorized by all necessary action on the part of Buyer. Buyer is a "United States person" within the meaning of Section 7701 of the Internal Revenue Code.

     B. Buyer is acquiring the Production Payment for its own account and not with any intention to transfer all or any part of the Production Payment to others in violation of the Securities Act of 1933, as amended, or any other applicable securities laws.

     C. This Agreement and the Related Agreements to which Buyer is a party have each been duly executed and delivered by Buyer, and each constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject, however, to bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and to general principles of equity.

     D. Actions; Orders. (i) There are no Actions pending or, to the knowledge of Buyer, threatened which relate to the transactions contemplated by this Agreement or the Related Agreements and (ii) there is no judgment or outstanding order, injunction, decree, or award rendered by any Governmental Authority by which Buyer or any Affiliate of Buyer is bound that would be likely to adversely affect the transactions contemplated by this Agreement or the Related Agreements.

     E. Brokerage Fees and Commissions. Neither Buyer nor any Affiliate of Buyer has incurred any obligation or entered into any agreement for any investment banking, brokerage, or finder's fee or commission in respect of the transactions contemplated by this Agreement or the Related Agreements for which either Seller shall incur any liability.

                                   ARTICLE V
                                LETTER OF CREDIT

SECTION 5.01.     Letter of Credit.

     If (i) either Seller or Guarantor grants liens or security interests on a substantial part of its or its Subsidiary's property or assets to secure its bank debt or bonds generally, (ii) a Change of Control occurs that results in Guarantor or its successor being rated less than Approved Investment Grade, or
(iii) the unsecured long term debt of the Guarantor shall be rated below Investment Grade at any time, then Seller shall deliver to Buyer within five business days after Royalty Owner's request therefor an acceptable irrevocable letter of credit in a face amount of $25,000,000 issued by an issuer with credit ratings of its senior unsecured long term Indebtedness of A+ (or higher) by S&P and A2 (or higher) by Moody's Investors Service or, alternatively A (or higher) by S&P and A1 (or higher) by Moody's Investors Service, and (except to the extent such letter of credit is drawn upon) Working Interest Owner shall maintain such letter of credit, or one or more replacement letters of credit meeting such criteria, in effect for the benefit of Royalty Owner until such time as Guarantor or its successor is once again rated Investment Grade. Each such letter of credit shall have attached thereto a form of drawing certificate substantially in the form of Exhibit D hereto, with appropriate insertions, shall require no documents to be presented for drawing other than such certificate (and the letter of credit itself), and shall otherwise be in such issuing bank's standard form for "clean" irrevocable standby letters of credit.

     Royalty Owner may draw upon such letter of credit in any of the circumstances contemplated in Exhibit D, but only in such circumstances. If any such drawing is made in connection with a failure of performance or payment under the Pioneer Guaranty (or a replacement thereof), the funds drawn shall be used to provide a remedy to Royalty Owner for such failure. If any such drawing is made in connection with a notice of termination of such letter of credit, or a failure to provide a replacement letter of credit, the funds drawn shall be held by Royalty Owner as cash collateral (a) until needed to provide a remedy to Royalty Owner for a failure of performance or payment under the Pioneer Guaranty (or a replacement thereof), or (b) until an acceptable replacement letter of credit is in fact provided to Royalty Owner, or (c) until Guarantor or its successor is once again rated Investment Grade. Upon the occurrence of either circumstance described in the preceding clauses (b) or (c), any remaining cash collateral shall be promptly returned to Guarantor or its successor.

     As used herein, "Change of Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of equity interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of the Guarantor; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Guarantor by Persons who were neither
(i) nominated by the board of directors of the Guarantor nor (ii) appointed by directors so nominated. For purposes hereof, a Person shall be deemed rated "Investment Grade" if the long-term senior unsecured obligations of such Person are rated at or above BBB- by S&P and Baa3 by Moody's.

                                   ARTICLE VI
                       ADJUSTMENT OF SCHEDULED QUANTITIES

SECTION 6.01.     Additional Definitions

     As used in this Article VI, the following terms have the following meanings:

     "Adjustment Quantity" shall have the meaning given to such term in the Conveyance.

     "PDP Reserves" means proved developed producing reserves of Methane, as determined in accordance with the definitions and standards promulgated by the Society of Petroleum Engineers. Each calculation of PDP Reserves shall be based on the then most recent reserve engineering report provided under Section 4.4 of the Conveyance.

     "Remaining Reserves" means, as of the date of any determination, all of the PDP Reserves projected to be attributable to the Subject Interests (whether attributable to the Production Payment or to Working Interest Owner's retained interests) after such date for the remaining expected productive life thereof.

     "Tail  Ratio"  means  the  ratio  of the  Tail  Reserves  to the  Remaining
Reserves.

     "Tail Reserves" means, as of the date of any determination, the Remaining Reserves projected to be attributable to the Subject Interests after the Target Termination Time.

     "Target Termination Time" means January 1, 2013 (or, if any Adjustment Quantity is expected to exist at such time, after the first date thereafter on which no Adjustment Quantity is expected to exist).

SECTION 6.02.     Covenant to Amend Conveyance

     A. Option to Adjust Scheduled Quantities.

     If for any reason at any time, or from time to time, both of the following conditions exist:

     (1)   the Tail Ratio is less than fifty percent (50%), and

     (2) the production of Subject Hydrocarbons for any period of January 1 through June 30 or any period of July 1 through December 31 exceeds 120% of the projected production of Subject Hydrocarbons attributable to the Subject Wells for such period as set forth in the most recent Reserve Report, (assuming equal semi-annual production during each year for which such projected production is set forth only on a yearly basis), then Royalty Owner shall have the option to cause the remaining Scheduled Quantities to be adjusted as provided in Subsection B of this Section.

     B. Procedure to Adjust Scheduled Quantities.

     Upon Royalty Owner's election to exercise the option set forth in Subsection A of this section, Working Interest Owner shall in good faith adjust the Scheduled Quantities by preparing a revised Schedule 1 to the Conveyance that results, at the time of Royalty Owner's exercise of the option, in a Tail Ratio as of the Target Termination Time that is greater than, but as near as reasonably possible to fifty percent (50%); provided, however, that (i) Working Interest Owner shall not increase Scheduled Quantities in any Month to more than 90% of the Oil projected in the relevant Reserve Report to be produced and saved in such Month, (ii) Working Interest Owner shall consult with Royalty Owner about adjustments to Scheduled Quantities that will minimize costs under Subsection D below, and (iii) in no event shall any adjustments to the Scheduled Quantities extend the Termination Time or decrease Scheduled Quantities in any earlier Month if any later Month is increased or changed or if any Month has a smaller proportional decrease. In addition, any adjustment to the Scheduled Quantities under this Section shall result in a net present value of the adjusted Scheduled Quantities equal to the net present value of the Scheduled Quantities prior to such adjustment. The net present value of the Scheduled
Quantities prior to such adjustment shall be equal to the net present value (before deduction of federal income taxes) of each Month's Scheduled Quantities as of the date of determination, assuming that such Scheduled Quantities will be sold at a price whose index component is the net fixed price to be paid under Royalty Owner's commodity and basis swaps as then in effect with respect to such Scheduled Quantity (in this Section, the "Related Commodity Swap") and discounting the assumed sales proceeds at a discount rate of 5.05%. The net present value of the adjusted Scheduled Quantities shall be equal to the net present value (before deduction of federal income taxes) of each Month's adjusted Scheduled Quantities as of the date of determination, assuming that the unchanged Scheduled Quantities will be sold at the prices provided for in the preceding sentence and any increased Scheduled Quantities for any month will be sold at a price then available under an achievable market swap whose index component is the net fixed price to be paid under Royalty Owner's commodity and basis swaps to be entered into with respect to such increased Scheduled Quantity (in this Section, the "Related Adjusted Commodity Swap") and discounting the assumed sales proceeds at a discount rate equal to the sum of an achievable one month LIBOR rate under a swap plus 97.5 basis points and taking into account the costs (less the benefits) to Royalty Owner of adjusting (both unwinding for reductions in Scheduled Quantities and adding or supplementing for increases in Scheduled Quantities) the Related Adjusted Commodity Swap to reflect the change in the Scheduled Quantities and similarly adjusting the interest rate swaps of Royalty Owner. To the extent that, after doing the foregoing, any such net unwind costs still result in a present value of adjusted Scheduled Quantities that is less than the present value of the Scheduled Quantities prior to such adjustment, Working Interest Owner shall make further adjustments to Scheduled Quantities to eliminate such shortfall and, if necessary, to extend the Termination Time. Within 20 days of Royalty Owner's election, Working Interest Owner shall present the revised Schedule 1 to Royalty Owner for verification that the revised Schedule complies with the foregoing requirements. If Royalty Owner agrees with the revised Schedule 1, Working Interest Owner shall promptly prepare a supplement to the Conveyance incorporating the revised Schedule 1 into the Conveyance, Working Interest Owner and Royalty Owner shall promptly execute and acknowledge such supplement, and Working Interest Owner shall, at its expense, cause such amendment to be filed promptly in all appropriate county records.

     C. Determination by Petroleum Engineer.

     If Working Interest Owner and Royalty Owner do not agree upon Working Interest Owner's revised Schedule 1 and execute and acknowledge a supplement to the Conveyance pursuant to Subsection B above, then the Petroleum Engineer shall within 30 days determine the revisions to be made to Schedule 1 to achieve the result set out in the first sentence of Subsection B above. The fees and expenses of the Petroleum Engineer shall be borne equally by Working Interest Owner and Royalty Owner. The determination of the Petroleum Engineer shall be binding upon Working Interest Owner and Royalty Owner and, upon the determination by the Petroleum Engineer of the contents of the revised Schedule 1, Working Interest Owner shall promptly prepare a supplement to the Conveyance incorporating the revised Schedule 1 into the Conveyance, Working Interest Owner and Royalty Owner shall promptly execute and acknowledge such supplement, and Working Interest Owner shall, at its expense, cause such amendment to be filed promptly in all appropriate county records.

     D.       Ancillary Costs.

     All costs and expenses resulting from any exercise of the option provided in Subsection B above shall, to the extent not included in the net present value calculation described in Subsection B above, be paid promptly by Working Interest Owner. Among such costs and expenses are (a) any costs and expenses of adjusting and unwinding the Production Sales Contracts to match or approximate the new Scheduled Quantities, and (b) if the Production Sales Contracts are not amended, any penalties, extra charges, or reductions in purchase price resulting from Scheduled Quantities that are more or less than the quantities of Hydrocarbons specified in the Production Sales Contracts.

                                  ARTICLE VII
                          COVENANTS OF SELLER AND BUYER

SECTION 7.01.     Public Announcements.

     Section  8.10  of the  Conveyance  and  Section  11.15  hereof  set out the obligations of the parties hereto with respect to certain confidential information. The parties acknowledge and agree, however, that such obligations shall not restrict Royalty Owner, Working Interest Owner or Guarantor from filing this Agreement or the Related Agreements with the Securities Exchange Commission or any other Governmental Authority or from describing this
Agreement, the Related Agreements, or the transactions contemplated herein or therein in any press release or other public statement or any earnings or analyst conference calls. Section 8.10 of the Conveyance and Section 11.15 hereof shall not be deemed to prevent the filing and recording of the Conveyance or any mortgage, financing statement or similar agreement by any lender (or trustee or agent on any lender's behalf) to Buyer in the public deed records. Buyer's lenders and their Affiliates, including Wachovia Bank, National
Association may also publish customary "tombstone" announcements in such publications as they deem appropriate following the Closing Date, and the parties hereto and their respective counsel may from time to time refer to such "tombstones" and repeat the content thereof to third parties.

SECTION 7.02.     Buyer's Mortgage.

     As provided in Section 7.1 of the Conveyance, Buyer may grant liens and security interests in, to and covering the Production Payment and also Buyer's rights under this Agreement.

SECTION 7.03.     Survival Past Closing.

     All of the representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing and the delivery of the Conveyance and continue until the termination of the Production Payment as provided in the Conveyance.

SECTION 7.04.     Reasonable Cooperation.

     From and after the date hereof, the each Seller and their Affiliates shall reasonably cooperate with the Buyer and its counsel in connection with the offering and sale of loans, certificates of ownership interest, or other instruments secured by, payable from or representing ownership interests in the Production Payment (such instruments, "VPP Instruments"), provided, however, that such reasonable cooperation shall be at Buyer's expense and shall be limited to the following: (i) providing non-confidential information available to either Seller that the Buyer and/or its counsel deems reasonably necessary in connection with the offering and sale of VPP Instruments; and (ii) making available to Buyer's lenders, financiers and rating agencies, such officers and engineers as Buyer may reasonably request in order to assist Buyer in any financing or securitization.

SECTION 7.05.     Preferential Purchase Rights.

     If a third party properly and lawfully exercises a preferential right to purchase the Production Payment or a portion thereof after the Closing, then Buyer will reconvey the Production Payment or such portion thereof to Seller in order that Seller may make the necessary conveyance to such third party purchaser, and Seller and Buyer shall amend the Conveyance (including the "Scheduled Quantities" listed therein) accordingly. The consideration payable by such third party purchaser upon the exercise of such preferential right shall be paid over by Seller to Buyer in consideration of Buyer's reconveyance. Since the entire purchase price paid hereunder by Buyer consists of both the Cash Purchase Price and Buyer's assumption of certain hedging contracts with Wachovia Bank, National Association pursuant to the Novation Agreement, Seller and Buyer shall together decide whether to request Wachovia Bank, National Association to permit such third party purchaser, as part of its purchase price, to assume a proportionate portion of the liabilities under such hedging contracts agreements or whether to calculate the value of such liabilities as a component of the cash purchase price to be paid by such third party purchaser. Seller will also indemnify and hold harmless Buyer for any losses and expenses suffered by Buyer as the result of the exercise of any such preferential right to purchase, to the extent not compensated by the payment to Buyer of the consideration paid by such third party purchaser.

                                  ARTICLE VIII
                               CLOSING CONDITIONS

SECTION 8.01.     Seller's Closing Conditions.

     The obligation of Seller to consummate the transactions contemplated hereby is subject, at the option of Seller, to the satisfaction on or prior to the Closing Date of all of the following conditions:

     A. Representations, Warranties, and Covenants. The representations and warranties of Buyer contained in this Agreement shall have been true and correct when made on and as of the date of this Agreement, and the covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed.

     B. Officer's Certificate. Seller shall have received a certificate dated as of the Closing Date, executed by a duly authorized officer of Buyer, to the effect that to such officer's knowledge the conditions set forth in Subsection A of this Section 8.01 have been satisfied.

     C. Related Agreements. Buyer shall have executed and delivered each of the following instruments or agreements:

     (1)  Conveyance.   A  Conveyance  of  Term  Overriding   Royalty  Interest,
substantially in the form and to the effect attached hereto as Exhibit E (herein referred to as the "Conveyance");

     (2) Marketing Agreement. A Marketing Agreement substantially in the form and to the effect attached hereto as Exhibit B (herein referred to as the "Marketing Agreement"); and

     (3) Swap Novation. A Novation Confirmation substantially in the form and to the effect attached hereto as Exhibit A (herein referred to as the "Novation Agreement") among Buyer, Pioneer USA and Wachovia Bank, National Association.

SECTION 8.02.     Buyer's Closing Conditions.

     The obligation of Buyer to consummate the transactions contemplated hereby is subject, at the option of Buyer, to the satisfaction on or prior to the Closing Date of all of the following conditions:

     A. Representations, Warranties, and Covenants. The representations and warranties of each Seller contained in this Agreement and of Guarantor contained in the Pioneer Guaranty shall have been true and correct when made on and as of the date of this Agreement, and the covenants and agreements of each Seller to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed. There shall have been no fraud committed by the either Seller or Guarantor in connection with inducing the Buyer to enter into this Agreement or the Related Agreements.

     B. Officer's Certificate. Buyer shall have received a certificate dated as of the Closing Date, executed by a duly authorized officer of each Seller, to the effect that to such officer's knowledge the conditions set forth in Subsection A of this Section 8.02 have been satisfied.

     C. Related Agreements. Each Seller shall have executed and delivered the Conveyance, and Pioneer USA shall have executed and delivered the Marketing Agreement and the Novation Agreement.

     D. Opinion of Counsel. Seller shall have delivered to Buyer the written opinions, dated the Closing Date, of W. Marc Dingler IV, Senior Attorney, counsel to Seller and Guarantor, and of Thompson & Knight LLP special counsel to Seller, substantially in the forms and to the effect set forth in Schedules 8.02D(1) and 8.02D(2) hereto.

     E. Affidavit of Non-foreign Status. Buyer shall have received an Affidavit of Non-foreign Status, substantially in the form attached as Schedule 8.02E hereto, which has been properly executed by or on behalf of each Seller.

     F. [Intentionally Blank].

     G. Production Sales Contract. Buyer shall have received copies of the executed initial Production Sales Contract referred to in Section 2 of the Marketing Agreement.

     H. Pioneer Guaranty. Pioneer shall have executed and delivered to Buyer a Pioneer Guaranty substantially in the form and to the effect attached hereto as Exhibit C (herein referred to as the "Pioneer Guaranty"); and

     I. Organizational Documents; Incumbency. Buyer shall have received:

     (1) copies of the articles or certificates of incorporation of Pioneer USA and the partnership agreement of Pioneer LP and Guarantor, in each case certified as of a recent date by an appropriate officer of the such Seller or Guarantor, as the case may be, each such certificate dated the Closing Date;

     (2) signature and incumbency certificates of the officers of each Seller and Guarantor executing this Agreement and the Related Agreements;

     (3) resolutions of the board of directors or similar governing body of each Seller and Guarantor approving and authorizing the execution, delivery and performance of this Agreement and the Related Agreements, as applicable, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and

     (4) a good standing certificate from the applicable Governmental Authority of Pioneer USA's and Guarantor's jurisdiction of incorporation, and each jurisdiction in which such Seller owns Subject Interests, each dated a recent date prior to the Closing Date.

     J. Buyer, in Buyer's sole discretion, shall be satisfied with the results of any review of the Subject Interests that it undertakes, any due diligence investigation with respect to the matters addressed by each Seller's representations and warranties in this Agreement, the Conveyance and the Related Documents, and with all legal matters related to the transactions contemplated in this Agreement, the Conveyance and the Related Documents, including the status of the consents and amendments obtained with respect to such Seller's loan agreements, mortgages, and indentures, if any.

     K. The Sellers shall have delivered the Reserve Report.

                                   ARTICLE IX
                                     CLOSING

SECTION 9.01.     Closing.

     The Closing shall be held on the Closing Date at 10:00 a.m., Houston time, at the offices of Buyer's counsel in Houston, Texas, or at such other time or place as Seller and Buyer may otherwise agree. Each of Seller and Buyer is obligated to the other to proceed to Closing, to satisfy the conditions to the other's consummation of the transactions contemplated hereby that are set out in
Article VIII hereof, and to deliver the documents (and funds, in the case of Buyer) that are described in the remainder of this Article IX.

SECTION 9.02.     Seller's Closing Obligations.

     At Closing, each Seller shall execute and deliver, or cause to be executed and delivered, to Buyer the following, against delivery of the Purchase Price:

     A. Related Agreements. The Related Agreements;

     B. Officer's  Certificate.  The  certificate of such Seller  referred to in
Section 8.02B;

     C. Legal Opinions. The legal opinions referred to in Section 8.02D;

     D. Non-foreign Affidavit. The Affidavit of Non-foreign Status referred to in Section 8.02E;

     E. Reserve Report. The Reserve Report referred to in Section 8.02K;

     F. Sale Contract. The Production Sales Contract referred to in Section 8.02G; and

     G. Corporate Certificates. The various certificates referred to in Section 8.02I.

SECTION 9.03.     Buyer's Closing Obligations.

     At Closing, Buyer shall deliver, or cause to be delivered the Purchase Price in immediately available funds to Pioneer USA and Pioneer LP in the manner provided in Section 3.02, and execute and deliver, or cause to be executed and delivered, to Seller the following:

     A. Related Agreements. The Related Agreements (other than the Pioneer Guaranty); and

     B. Certificate. The officer's certificate of Buyer referred to in Section 8.01B.

                                   ARTICLE X
                         ASSUMPTION AND INDEMNIFICATION

SECTION 10.01.    Covered Liabilities.

     As used herein, "Covered Liabilities" means:

     (1) any and all liabilities, losses, costs, damages, penalties or fines suffered by any Buyer Party as a result of either Seller's or Guarantor's breach of any of its respective representations, warranties, covenants or obligations under this Agreement or any of the Related Agreements, including, without limitation, all of each Seller's obligations under Article VI of the Conveyance, and including, without limitation, any Title Failure,

     (2) any and all liabilities, losses, costs, damages, penalties or fines suffered by an Indemnified Party as a result of (i) any injury to persons or property or similar tort arising from or involving activities on the Subject Lands, (ii) any violation on the Subject Lands (or in connection with oil and gas operations or ancillary activities on or involving the Subject Lands) of any Environmental Law or any other Law or legal duty relating to public health or safety or the production or conservation of Hydrocarbons or natural resources,
(iii) the breach of any duty imposed under any such Law, or under any Lease or Permitted Encumbrance, relating to oil and gas operations and ancillary activities (including environmental remediation) on the Subject Lands, (iv) the delivery to or receipt by Buyer or a designee of Buyer of any Hydrocarbons produced from or attributable to the Subject Interests (including any claim relating to the quality or handling thereof) or (v) oil and gas operations and ancillary activities on or involving the Subject Lands, in each case regardless of whether the foregoing arise under, out of, or in connection with any Action or any claim therein, any order or decree of any Governmental Authority, or any arbitrator's award;

     (3) any and all liabilities, losses, costs, damages, penalties or fines suffered by any Buyer Party (or any successor owners of the Production Payment) as a result of any Action set forth on Schedule 4, and

     (4) all reasonable costs and expenses of any Indemnified Party in investigating or defending against any claims for such alleged damages, costs, losses, liabilities, penalties or fines (including, without limitation, any reasonable attorneys' fees).

SECTION 10.02.    Indemnification by Seller.

     Buyer will be the purchaser of an overriding royalty interest in the Subject Interests and Buyer will not own any rights to conduct or direct operations thereon or any tangible property interest therein or any equipment located thereon, all such rights, tangible property interests and equipment being retained by either Seller. Buyer will not be responsible for the operation or condition of any such property.

     FROM AND AFTER THE CLOSING DATE, EACH SELLER SHALL JOINTLY AND SEVERALLY INDEMNIFY AND HOLD HARMLESS EACH BUYER PARTY, THEIR PRESENT AND FORMER DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS, AND EACH OF THE HEIRS, EXECUTORS, SUCCESSORS, AND ASSIGNS OF ANY OF THE FOREGOING (COLLECTIVELY HEREIN REFERRED TO AS THE "INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL COVERED LIABILITIES. THE FOREGOING INDEMNITY SHALL APPLY WHETHER OR NOT THE COVERED LIABILITIES ARISE OUT OF THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY OF ANY INDEMNIFIED PARTY OR ANY OTHER PERSON INDEMNIFIED HEREUNDER AND APPLIES, WITHOUT LIMITATION, TO ANY COVERED LIABILITY IMPOSED UPON ANY INDEMNIFIED PARTY AS A RESULT OF ANY LAW, THEORY OF STRICT LIABILITY OR OTHERWISE, EXCEPT TO THE EXTENT CAUSED BY AN INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

SECTION 10.03.    Third Party Claims.

     If a claim by a third party is made against an Indemnified Party and if such Indemnified Party intends to seek indemnity with respect thereto under this
Article X, such Indemnified Party shall promptly notify Pioneer USA of such claim. Pioneer USA shall have thirty (30) days after receipt of such notice to undertake, conduct, and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided that Pioneer USA shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party at the expense of such Indemnified Party and further provided that, to the extent that the Indemnified Party reasonably appears to have defenses available to it that are different from or additional to those available to either Seller, the assertion of such different or additional defenses by such counsel shall be at the expense of

Seller. So long as the Sellers, at their own cost and expense, (a) have within such thirty (30) days undertaken the defense of, and assumed full responsibility for all Covered Liabilities with respect to, such claim, (b) are reasonably contesting such claim in good faith by appropriate proceedings, and (c) have taken such action (including the posting of a bond, deposit, or other security) as may be necessary to prevent any action to foreclose a lien against or attachment of the property of the Indemnified Party for payment of such claim, the Indemnified Party shall not pay or settle any such claim. Notwithstanding compliance by the Sellers with the preceding sentence, the Indemnified Party shall have the right to pay or settle any such claim, provided that, if the Sellers are in material compliance with the preceding sentence at the time of such payment or settlement by the Indemnified Party then in such event the Indemnified Party shall waive any right to indemnity therefor by the Sellers for such claim. If, within thirty (30) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder, the Sellers do not notify the Indemnified Party that they elect, at their cost and expense, to undertake the defense thereof and assume full responsibility for all Covered Liabilities with respect thereto, or gives such notice and thereafter fails to contest such claim in good faith or to prevent action against the Indemnified Party or to foreclose a lien against or attachment of the Indemnified Party's property as contemplated above, the Indemnified Party shall have the right to contest, settle, or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

                                   ARTICLE XI
                                  MISCELLANEOUS

SECTION 11.01.    Counterparts.

     This Agreement may be executed in one or more counterparts and by separate parties on separate counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

SECTION 11.02.    Governing Law; Consent to Jurisdiction.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW RULES OR PRINCIPLES THEREOF THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     EACH OF SELLER AND BUYER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN DALLAS COUNTY, TEXAS, AND IN THE CITY AND COUNTY OF NEW YORK, NEW YORK, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT BY ANY MEANS ALLOWED UNDER TEXAS, NEW YORK OR FEDERAL LAW. EACH OF SELLER AND BUYER HEREBY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY PROCEEDING IN EITHER OF SUCH VENUES

ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND EACH FURTHER CONSENTS TO ANY REQUESTED TRANSFER OF ANY SUCH PROCEEDING BROUGHT IN ANY OTHER VENUE TO A FEDERAL COURT SITTING IN THE NORTHERN DISTRICT OF THE STATE OF TEXAS OR SOUTHERN DISTRICT OF THE STATE OF NEW YORK, TO THE EXTENT THAT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE TO A STATE COURT IN DALLAS COUNTY, TEXAS OR IN THE CITY AND COUNTY OF NEW YORK, NEW YORK. IN FURTHERANCE THEREOF, EACH OF SELLER AND BUYER HEREBY ACKNOWLEDGES AND AGREES THAT IT WILL BE NEITHER INCONVENIENT NOR UNFAIR TO LITIGATE OR OTHERWISE RESOLVE ANY DISPUTES OR CLAIMS IN A COURT SITTING IN EITHER SUCH COUNTY AND STATE.

SECTION 11.03.    WAIVER OF JURY TRIAL.

     EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER MAY BE
MODIFIED ONLY IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 11.04.    Entire Agreement.

     This Agreement and the Related Agreements contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations, or warranties between the parties other than those set forth or referred to herein or therein.

SECTION 11.05.    Excluded Taxes and Expenses.

     A. The final sentence of the definition of "Taxes" in the Conveyance describes certain taxes (in this Section, "Excluded Taxes") that are excluded from the "Taxes" for which Seller is responsible under Section 2.3 of the Conveyance. Buyer shall be responsible for all such Excluded Taxes.

     B. Whether or not the transactions hereby contemplated shall be consummated, Seller agrees to pay all reasonable costs and expenses of Buyer and the other Buyer Parties in connection with the negotiation, preparation, execution, delivery, enforcement, filing, recording or registration, and any refiling, re-recording or re-registration, of this Agreement, the Related Agreements, any amendment or supplement hereto or thereto, and any other document listed in Section 9.02 or 9.03 (and, subject to the provisions of the Fee Letter, any instruments or documents executed and delivered pursuant to any financing, the proceeds of which are used or to be used to finance the purchase of the Production Payment from the Sellers) including the reasonable fees and out-of-pocket expenses of counsel for Buyer and the other Buyer Parties in connection therewith, as well as any and all stamp and other similar taxes payable or determined to be payable with respect thereto, all such costs, expenses, stamp and other similar taxes to be paid in immediately available funds at the Closing, if then invoiced, and after the Closing to be paid promptly upon receipt of an invoice therefor. Sellers also agree to pay, and to reimburse Buyer for, all reasonable costs and expenses hereafter incurred by Buyer in connection with the final discharge of the Production Payment, including, without limitation, the fees and out-of-pocket expenses of counsel employed by Buyer in connection therewith.

SECTION 11.06.    Notices.

     All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given for all purposes hereof if (a) delivered in person, by courier or by registered or certified United States Mail to the Person to be notified, with receipt obtained, or (b) sent by telecopy, telefax or other facsimile or electronic transmission, with "answer back" or other
"evidence of receipt" obtained, in each case to the appropriate address or number as set forth in Section 8.2 of the Conveyance (or at such other address or number for a party as shall be specified by like notice). Each notice shall be deemed effective on receipt by the addressee as aforesaid; provided that, notice received by telecopy, telefax or other facsimile or electronic transmission after 5:00 p.m. at the location of the addressee of such notice shall be deemed received on the first business day following the date of such electronic receipt.

SECTION 11.07.    Successors and Assigns.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that any assignment or transfer hereof or grant of a

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



security  interest  herein must be made in compliance with Sections 7.1, 7.2 and
8.1 of the Conveyance.

SECTION 11.08.    Headings.

     The headings to Articles, Sections, and other subdivisions of this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

SECTION 11.09.    Amendments and Waivers.

     This Agreement may not be waived, modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

SECTION 11.10.    Schedules and Exhibits.

     All Schedules and Exhibits hereto which are referred to herein are hereby made a part hereof and incorporated herein by such reference.

SECTION 11.11.    Interpretation.

     In construing this Agreement:

     A. Examples. Examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

     B. Including. The word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions;

     C. Location of Definitions. A defined term has its defined meaning throughout this Agreement and each Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

     D. Controlling Provisions. Each Schedule to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement and any Schedule, the provisions of the main body of this Agreement shall prevail; and

     E. Neutral Interpretation. This Agreement is the result of arm's-length negotiations from equal bargaining positions by all parties. It is expressly agreed that this Agreement shall not be construed against any party, and no consideration shall be given or presumption made on the basis of who drafted this Agreement or any particular provision hereof or who supplied the form of Agreement.

SECTION 11.12.    Agreement for the Parties' Benefit Only.

     Except as provided in Section 7.02 hereof, nothing in this Agreement is intended to confer upon any Person, other than the parties and their respective successors and permitted assigns, any rights, benefits, remedies or obligations hereunder; and no Person, other than the parties and their respective successors and permitted assigns, is entitled to rely on any representation, warranty, covenant, or agreement contained herein; provided, however, that, Buyer and its successors and permitted assigns shall be entitled to enforce the terms of
Article X for the benefit of any Persons who are Indemnified Parties. Any claim for indemnification under Article X on behalf of an Indemnified Party other than Buyer (or Buyer's successor or permitted assign) must be made and administered by Buyer or its successors or permitted assign. For avoidance of doubt, permitted assigns of Buyer include Buyer's Affiliates and managed commercial paper conduits and Buyer's and such Affiliate's respective owners, investors, insurers, lenders, and any providers of any commodity or interest rate hedging products.

SECTION 11.13.    Severability.

     If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 11.14.    No Retained Liens.

     No lien or encumbrance of whatsoever nature, express or implied, shall be retained by or created in favor of either Seller in or against the Production Payment as security for payment or performance of the Purchase Price or any other obligations of Buyer; and each Seller hereby expressly waives and releases any such express or implied liens and encumbrances.

SECTION 11.15.    Confidentiality.

     Each party hereto shall hold in confidence any confidential information it has obtained from another party hereto as provided in Section 8.10 of the Conveyance.

SECTION 11.16.    Limitations on Damages.

     NEITHER PARTY HERETO SHALL BE RESPONSIBLE TO THE OTHER PARTY OR TO ANY PERMITTED BENEFICIARY HEREOF FOR CONSEQUENTIAL DAMAGES OR PUNITIVE OR EXEMPLARY DAMAGES.

SECTION 11.17.    Tax Treatment.

     Although the Production Payment is a real property interest for purposes of state law, the parties agree to treat the Production Payment as a mortgage loan for federal income tax purposes. For avoidance of doubt, the parties acknowledge

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



that Sellers (and not Buyer) are entitled to all tax credits (including credits under Section 29 of the Code) attributable to the Production Payment and the production attributable thereto.

SECTION 11.18.    No Recourse.

     EACH PARTY HERETO HEREBY AGREES THAT THE OBLIGATIONS AND LIABILITIES OF THE BUYER UNDER THIS AGREEMENT ARE SOLELY THE LIMITED LIABILITY COMPANY OBLIGATIONS AND LIABILITIES OF THE BUYER, AND NO OFFICER, DIRECTOR, MEMBER, MANAGER, EMPLOYEE, AGENT OR AFFILIATE OF THE BUYER SHALL HAVE ANY PERSONAL LIABILITY THEREFOR.

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         IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                                 BUYER:

                                 ROYALTY ACQUISITION COMPANY, LLC,
                                 a Delaware limited liability company

                                 By:  RAC Holding Corp., Its Managing Member


                                 By:     /s/ Jill A. Gordon
                                    -------------------------------------------
                                 Name:   Jill A Gordon
                                 Title:  Vice President





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                                 SELLER:

                                 PIONEER NATURAL RESOURCES USA, INC.


                                 By:    /s/ Richard P. Dealy
                                    -------------------------------------------
                                      Richard P. Dealy
                                      Executive Vice President and Chief
                                      Financial Officer



                                 PIONEER NATURAL RESOURCES PROPERTIES LP


                                 By: Westpan Properties, Inc., general partner
                                     Its General Partner


                                     By:   /s/ Richard P. Dealy
                                        ---------------------------------------
                                          Richard P. Dealy
                                          Executive Vice President





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